UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2004

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 2, 2004, the Company reported operating results for the quarter ended September 30, 2004. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits

            The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

            99.1    Press release dated November 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: November 2, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 November 2, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. reports results for the third quarter ended September 30, 2004.

Glendale, California — PS Business Parks, Inc. (AMEX:PSB), reported operating results for the three and nine months ended September 30, 2004.

Net income allocable to common shareholders for the three months ended September 30, 2004 was $2.8 million or $0.13 per diluted share on revenues of $55.2 million compared to $7.8 million or $0.36 per diluted share on revenues of $48.9 million for the same period in 2003. Net income allocable to common shareholders for the nine months ended September 30, 2004 was $12.2 million or $0.56 per diluted share on revenues of $162.9 million compared to $26.6 million or $1.24 per diluted share on revenues of $144.7 million for the same period in 2003.

Revenues increased $6.3 million for the three months ended September 30, 2004 over the same period in the prior year as a result of properties acquired during the latter part of 2003, partially offset by a decrease in Same Park revenues of $1.1 million. Net income allocable to common shareholders decreased over the same period by $5.0 million or $0.23 per diluted share partially resulting from distributions of $2.9 million reported to preferred unit holders related to the redemption of $120 million of preferred units during the three months ended September 30, 2004. The remaining change is attributable to an increase in depreciation expense of approximately $3.3 million, or $0.11 per diluted share, for properties acquired in 2003.

Revenues increased $18.2 million for the nine months ended September 30, 2004 over the same period in the prior year as a result of properties acquired during the latter part of 2003, partially offset by a decrease in Same Park revenues of $3.5 million. Net income allocable to common shareholders decreased over the same periods by $14.4 million or $0.66 per diluted share. Offsetting the impact of net operating income from acquired properties was additional depreciation, interest costs and preferred distributions related to the acquired assets. In addition, through September 30, 2004 the Company has reported non-cash distributions to its preferred stock and unit holders of $5.0 million related to the redemption of preferred equity (see discussion below).

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the third quarter of 2004 and 2003 were $22.3 million, or $0.76 per diluted share and $25.8 million, or $0.89 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the nine months ended September 30, 2004 was $71.2 million or $2.44 per diluted share compared to $72.0 million or $2.50 per diluted share for the same period in 2003.

On September 3, 2004 the Company redeemed 3,200,000 units of its 8.75% Cumulative Series C Preferred Operating Partnership Units for $80 million and on September 7, 2004 the Company redeemed 1,600,000 units of its 8.875% Series X Cumulative Preferred Operating Partnership Units for $40 million. In accordance with the Securities and Exchange Commission’s interpretation of Emerging Issues Task Force (“EITF”) Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the call for redemption of the Series C and X preferred units resulted in an additional allocation of net income to preferred unit holders for the three months ended September 30, 2004 and a corresponding reduction of net income and FFO allocable to common shareholders of $2,872,000.

In the fourth quarter of 2003, the Company adopted guidance from the SEC regarding the inclusion of impairment adjustments in the calculation of funds from operations. Accordingly, the Company no longer adds back the effects of impairment losses in determining FFO, resulting in a decrease in FFO of $5.9 million or $0.20 per diluted share for the nine months ended September 30, 2003.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 and the adoption of the SEC’s guidance regarding impairment adjustments on the Company’s FFO per common shareholders and unit holders for the three and nine months ended September 30, 2004 and 2003:

                                                    Three Months Ended September 30,     Nine Months Ended September 30,
                                                  -----------------------------------  ---------------------------------------
                                                       2004               2003                 2004               2003
                                                  ---------------- ------------------  ------------------ --------------------
FFO per common share before adjustments........     $    0.86        $      0.89         $     2.61        $    2.70
Application of EITF Topic D-42.................         (0.10)               -                (0.17)              -
Impairment provision...........................               -              -                      -          (0.20)
                                                  ---------------- ------------------  ------------------ --------------------
FFO per common share, as reported..............     $    0.76        $      0.89         $     2.44        $    2.50
                                                  ================ ==================  ================== ====================

Property Operations

In order to evaluate the performance of the Company’s overall portfolio, management analyzes the operating performance of a consistent group of properties (13.7 million net rentable square feet, not including assets classified as discontinued operations). These properties (herein referred to as Same Park facilities) have been owned and operated by the Company since January 1, 2003 and exclude assets held for sale and included in discontinued operations. In the first quarter of 2004 the Company reevaluated its plans to sell five office and flex buildings in Beaverton, Oregon. The Company determined that these properties would not likely be sold within the next twelve months. Accordingly, these properties have been included in the Same Park facilities for the three and nine months ended September 30, 2004 and 2003. Same Park facilities represent approximately 74.5% of the Company’s total portfolio of 18.4 million square feet as of September 30, 2004.

The following tables summarize the operating results of the Same Park facilities as well as the total portfolio:

                                 Same Park Facilities (13.7 million square feet) (1)
                                 -----------------------------------------------
                                   (in thousands, except per square foot amounts)

                                                                          Three Months Ended
                                                                            September 30,
                                                                -----------------------------------------
                                                                         2004                2003               Change
                                                                ---------------------  ------------------   ----------------

Rental income before straight-line rent......................     $          45,813     $         46,649         (1.8%)

Straight-line rent...........................................                   412                  645        (36.1%)
                                                                ---------------------  ------------------   ----------------
Total rental income..........................................                46,225               47,294             (2.3%)
Cost of operations...........................................                12,898               12,668               1.8%
                                                                ---------------------  ------------------   ----------------
Net operating income.........................................                33,327               34,626             (3.8%)
   Less:  straight-line rent.................................                 (412)                (645)            (36.1%)
                                                                ---------------------  ------------------   ----------------
Net operating income before straight-line rent(1)............      $         32,915     $         33,981             (3.1%)
                                                                =====================  ==================   ================
Gross margin(2)..............................................                 71.8%                72.8%             (1.4%)
Weighted average for period:
    Occupancy................................................                 90.5%                92.9%             (2.6%)
    Annualized realized rent per occupied sq. ft.(3).........      $          14.75     $          14.63               0.8%

                                                                           Nine Months Ended
                                                                             September 30,
                                                                -----------------------------------------
                                                                         2004                2003              Change
                                                                ---------------------  ------------------   ----------------
Rental income before straight-line rent......................     $         136,802     $   140,634                  (2.7%)
Straight-line rent...........................................                 1,490          1,204                    23.8%
                                                                ---------------------  ------------------   ----------------
Total rental income..........................................               138,292         141,838                  (2.5%)
Cost of operations...........................................                39,045          38,014                    2.7%
                                                                ---------------------  ------------------   ----------------
Net operating income.........................................                99,247         103,824                  (4.4%)
   Less:  straight-line rent.................................               (1,490)         (1,204)                   23.8%
                                                                ---------------------  ------------------   ----------------
Net operating income before straight-line rent(2)............     $          97,757     $   102,620                  (4.7%)
                                                                =====================  ==================   ================
Gross margin(3)..............................................                 71.5%          73.0%                   (2.1%)
Weighted average for period:
    Occupancy................................................                 90.4%          92.9%                   (2.7%)
    Annualized realized rent per occupied sq. ft.(4).........     $           14.70     $    14.71                   (0.1%)

(1)  Same park  properties' operations  have been adjusted to exclude the financial  results of the properties classified as Discontinued Operations.

(2)  Net operating  income  ("NOI") is an important  measurement  in the  commercial  real estate  industry for determining  the value of the real estate  generating  the NOI. The key  components of NOI are rental income less cost of operations excluding the effects of straight-line rent and depreciation.

(3)  Gross margin is computed by dividing  property net operating  income before  straight-line  rent by rental income before straight-line rent.

(4)  Realized  rent per square foot  represents  the revenues  earned  before  straight-line  rent per occupied square foot.

                                  Total Portfolio (18.4 million square feet) (1)
                                  ------------------------------------------
                                  (in thousands, except per square foot amounts)

                                                                            Three Months Ended
                                                                              September 30,
                                                                ------------------------------------------
                                                                           2004                2003                 Change
                                                                ----------------------  ------------------   ----------------------

Rental income before straight-line rent.......................     $           54,116    $         47,926                11.1%
Straight-line rent............................................                    863                 793                 8.8%
                                                                ----------------------  ------------------   ----------------------
Total rental income...........................................                 54,979              48,719                12.8%
Cost of operations............................................                 16,342              13,403                21.9%
                                                                ----------------------  ------------------   ----------------------
Net operating income..........................................                 38,637              35,316                 9.4%
   Less:  straight-line rent..................................                  (863)               (793)                 8.8%
                                                                ----------------------  ------------------   ----------------------
Net operating income before straight-line rent(2).............     $           37,774    $         34,523                 9.4%
                                                                ======================  ==================  =======================
Gross margin(3)...............................................                   69.8%               72.0%               (3.1%)
Weighted average for period:
    Square footage (4)........................................                 18,408               14,784               24.5%
    Occupancy (4) ............................................                   88.7%               91.8%               (3.4%)
    Annualized realized rent per occupied sq. ft.(5)..........     $            13.26    $           14.12               (6.1%)

                                                                            Nine Months Ended
                                                                              September 30,
                                                                ------------------------------------------
                                                                           2004                2003                 Change
                                                                ----------------------  ------------------   ----------------------

Rental income before straight-line rent.......................     $          160,163    $        142,772                12.2%
Straight-line rent............................................                  2,242               1,352                65.8%
                                                                ----------------------  ------------------   ----------------------
Total rental income...........................................                162,405             144,124                12.7%
Cost of operations............................................                 48,270              39,038                23.6%
                                                                ----------------------  ------------------   ----------------------
Net operating income..........................................                114,135             105,086                 8.6%
   Less:  straight-line rent..................................                 (2,242)             (1,352)                65.8%
                                                                ----------------------  ------------------   ----------------------
Net operating income before straight-line rent(2).............     $          111,893    $        103,734                 7.9%
                                                                ======================  ==================   ======================
Gross margin(3)...............................................                  69.9%               72.7%               (3.9%)
Weighted average for period:
    Square footage (4)........................................                 18,338              14,535                26.2%
    Occupancy (4).............................................                  88.2%               91.5%               (3.6%)
    Annualized realized rent per occupied sq. ft.(5)..........     $            13.20    $          14.31               (7.8%)

(1)  Financial results exclude discontinued operations.

(2)  Net operating  income  ("NOI") is an important  measurement  in the  commercial  real estate  industry for determining  the value of the real estate  generating  the NOI. The key  components of NOI are rental income less cost of operations excluding the effects of straight-line rent and depreciation.

(3)  Gross margin is computed by dividing  property net operating  income before  straight-line  rent by rental income before straight-line rent.

(4)  Weighted average square footage and occupancy include all assets owned as of September 30, 2004.

(5)  Realized rent per square foot  represents the revenues  earned before  straight-line  rent  adjustment per occupied square foot.

Financial Condition

The following are the Company’s key financial ratios with respect to its leverage at and for the three months ended September 30, 2004.

     Ratio of FFO to fixed charges (1).....................................         43.4x
     Ratio of FFO to fixed  charges and preferred  distributions  excluding
          the effects of EITF Topic D-42 (1) (2)...........................          2.8x
     Debt and  preferred  equity to total market  capitalization  (based on
     common stock price of $39.85 at September 30, 2004) ..................          36%
     Available under line of credit at September 30, 2004 (3)..............      $ 70 million

(1)  Fixed charges include interest expense of $513,000.

(2)  Preferred  distributions  include amounts paid to preferred  shareholders of $8,121,000 and preferred unit holders in the operating partnership of $5,170,000 (excludes $2,872,000 related to EITF Topic D-42).

(3)  The  balance  outstanding  of the  Company's  line of credit of $30 million as of  September  30, 2004 was repaid in full as of October 25, 2004.

Issuance of Preferred Stock and Preferred Units

On August 31, 2004, the Company issued 2,300,000 depositary shares each representing 1/1,000 of a share of the Company’s 7.60% Cumulative Preferred Stock, Series L, at $25.00 per share.

Subsequent to September 30, 2004, the Company reopened its 7.00% Series H Preferred shares and issued an additional 1,300,000 depositary shares, each representing 1/1,000 of a share of the 7.00% Cumulative Preferred Stock, Series H, at $24.0638 per share. Net proceeds from the offering were used to repay in full the balance outstanding on the Company’s line of credit.

Property Disposition and Assets Held for Sale

On July 28, 2004 the Company closed on a sale of a 10,000 square foot unit in Miami, Florida with gross proceeds of $1.2 million. In addition, on September 1, 2004 the Company sold a 30,500 square foot building in Beaverton, Oregon for gross proceeds of $3.1 million. The Company reported a combined gain of $313,000 on the sale of those two assets.

During the third quarter of 2004 the Company concluded that it would likely proceed with the sale of certain additional assets. Accordingly, such assets have been classified as assets held for sale and the operations of such assets have been reflected as discontinued operations.

Included in assets held for sale are 11 units, aggregating 90,000 square feet, at Miami International Commerce Center (“MICC”). These units consist of a series of buildings each comprising two units. In addition the Company has also included a 56,000 square foot retail center within MICC that it intends to proceed with selling. Finally, the Company has included two assets in Prince George's County, Maryland. The two buildings comprise approximately 400,000 square feet with a combined weighted average occupancy rate of 86% for the third quarter of 2004.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on November 2, 2004. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 31, 2004 to shareholders of record on December 15, 2004.

                      Series               Dividend Rate       Dividend Declared
                      ------               -------------       -----------------
                      Series D                   9.500%                 .593750
                      Series F                   8.750%                 .546875
                      Series H                   7.000%                 .437500
                      Series I                   6.875%                 .429688
                      Series K                   7.950%                 .496875
                      Series L                   7.60%                  .638611 (1)

(1) Series L distribution includes dividends from August 31, 2004 through December 31, 2004.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2004, PSB wholly-owned approximately 18.4 million net rentable square feet of commercial space with approximately 3,600 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,852,000 sq. ft.), Florida (3,342,000 sq. ft.), Oregon (1,939,000 sq. ft.), Virginia (2,786,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the third quarter’s operating results is available on the Internet. The Company’s web site is www.psbusinessparks.com.

A conference call is scheduled for November 3, 2004 at 10:00 A.M. (PT) to discuss the third quarter results. The toll free number is 1-800-399-4409; the conference ID is 1132334. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 10, 2004 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

                                              PS BUSINESS PARKS, INC.
                                              SELECTED FINANCIAL DATA

                                             (unaudited, in thousands)

                                                           At September 30, 2004       At December 31, 2003
                                                         -------------------------   ------------------------
Balance Sheet Data:

    Cash and cash equivalents.......................       $                3,103      $               5,809
    Properties held for disposition, net............       $               47,038      $                   -
    Real estate facilities, before accumulated
      depreciation..................................       $            1,555,447      $           1,556,728
    Total assets....................................       $            1,358,646      $           1,358,861
    Total debt......................................       $               49,225      $             264,694
    Minority interest - common units................       $              165,945      $             169,888
    Minority interest - preferred units.............       $              127,750      $             217,750
    Perpetual preferred stock.......................       $              478,350      $             168,673
    Common shareholders' equity.....................       $              495,704      $             502,155

    Total common shares outstanding at period end...                       21,819                     21,566
                                                         =========================   ========================

    Total common shares  outstanding  at period end,
      assuming    conversion    of   all   Operating
      Partnership units into common stock...........                       29,124                     28,871
                                                         =========================   ========================

                                              PS BUSINESS PARKS, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME
                                (unaudited, in thousands, except per share amounts)

                                                      For the Three Months Ended                For the Nine Months Ended
                                                   -------------------------------------   ---------------------------------
                                                                September 30,                        September 30,
                                                           2004               2003              2004            2003
                                                   -------------------- -----------------  --------------- -----------------
Revenues:
   Rental income.................................     $        54,979    $        48,719    $     162,405   $     144,124
   Facility management fees primarily from
     affiliates..................................                 200                178              515             553
                                                   -------------------- -----------------  --------------- -----------------
  Total revenues.................................              55,179             48,897          162,920         144,677
Expenses:
  Cost of operations.............................              16,342             13,403           48,270          39,038
  Depreciation and amortization..................              18,310             15,015           53,559          41,972
  General and administrative.....................               1,155              1,055            3,249           3,509
                                                   -------------------- -----------------  --------------- -----------------
  Total expenses.................................              35,807             29,473          105,078          84,519
Other income and expenses:
  Gain on sale of marketable securities..........                   -                  -                -           2,043
  Interest and other income......................                 136                145              212             970
  Interest expense...............................                (513)            (1,013)          (2,612)         (3,013)
                                                   -------------------- -----------------  --------------- -----------------
  Total other income and expenses................                (377)              (868)          (2,400)              -
                                                   -------------------- -----------------  --------------- -----------------
Income from continuing operation before minority
   interests and equity income of joint venture.               18,995             18,556           55,442          60,158
                                                   -------------------- -----------------  --------------- -----------------

Equity income of liquidated joint venture                           -                  -                -           2,296
Minority interests in continuing operations:
    Minority interest in income - preferred units
      Distributions paid.........................              (5,170)            (4,810)         (14,785)        (14,430)
      Redemptions of preferred OP units..........              (2,872)                 -           (3,139)              -
    Minority interest in income - common units...                (714)            (2,462)          (3,643)         (9,183)
                                                   -------------------- -----------------  --------------- -----------------
    Total minority interests in continuing
     operations..................................              (8,756)            (7,272)         (21,567)        (23,613)
                                                   -------------------- -----------------  --------------- -----------------
Income from continuing operations
     before preferred distributions..............              10,239             11,284           33,875          38,841
                                                   -------------------- -----------------  --------------- -----------------
Preferred distributions:
    Preferred distributions paid.................               8,121              4,052           21,166          11,904
    Redemption of preferred stock................                   -                  -            1,866               -
                                                   -------------------- -----------------  --------------- -----------------
  Total preferred distributions..................               8,121              4,052           23,032          11,904
                                                   -------------------- -----------------  --------------- -----------------
Income from continuing operations allocable to
     common shareholders                                        2,118              7,232           10,843          26,937
                                                   -------------------- -----------------  --------------- -----------------
Discontinued operations:
  Income from discontinued operations............                 655                737            1,682           1,939
  Impairment charge on properties held for sale..                   -                  -                -          (5,907)
  Gain on disposition of real estate.............                 313                 14              145           3,498
Minority interest in (earnings) loss
     attributable to discontinued operation -
     common units................................                (240)              (191)            (459)            119
                                                   -------------------- -----------------  --------------- -----------------
  Total discontinued operations..................                 728                560            1,368            (351)
                                                   -------------------- -----------------  --------------- -----------------

Net income allocable to common shareholders.....      $         2,846    $         7,792    $      12,211   $      26,586
                                                   ==================== =================  =============== =================
Net income per common share - basic:
  Continuing operations..........................     $          0.10    $          0.33    $        0.50   $        1.26
                                                   -------------------- -----------------  --------------- -----------------
  Discontinued operations........................                0.03               0.03             0.06           (0.02)
                                                      $          0.13    $          0.36    $        0.56   $        1.24
                                                   ==================== =================  =============== =================
Net income per common share - diluted:
  Continuing operations..........................     $          0.10    $          0.33    $        0.50   $        1.25
  Discontinued operations........................                0.03               0.03             0.06          (0.01)
                                                   -------------------- -----------------  --------------- -----------------
                                                      $          0.13    $          0.36    $        0.56   $        1.24
                                                   ==================== =================  =============== =================
Weighted average common shares outstanding:
  Basic..........................................              21,813             21,417           21,744          21,368
                                                   -------------------- -----------------  --------------- -----------------
  Diluted........................................              21,977             21,617           21,919          21,514
                                                   ==================== =================  =============== =================

                                              PS BUSINESS PARKS, INC.
             Computation of Funds from Operations ("FFO") and Funds Available for Distribution ("FAD")
                                (unaudited, in thousands, except per share amounts)

                                                         For the Three Months Ended            For the Nine Months Ended
                                                   -------------------------------------   -----------------------------------
                                                               September 30,                         September 30,
                                                          2004               2003                2004                2003
                                                    ------------------ ------------------- ----------------- -----------------
Computation of Diluted Funds From Operations
--------------------------------------------
    per Common Share ("FFO") (1):
    -----------------------------

Net income allocable to common shareholders.......    $         2,846    $         7,792     $     12,211     $    26,586
Adjustments:
    Gain on disposition of real estate............              (313)               (14)             (145)         (3,498)
    Gain on sale of marketable securities.........                  -                  -                -          (2,043)
    Equity income from gain on sale of joint
      venture properties..........................                  -                  -                -          (1,376)
    Depreciation and amortization.................             18,802             15,382           55,016          43,237
    Minority interest in income - common units....                954              2,653            4,103           9,064
                                                    ------------------ ------------------- ----------------- -----------------
FFO allocable to common shareholders/unit holders.    $        22,289    $        25,813     $     71,185     $    71,970
                                                    ================== =================== ================= =================

Weighted average common shares outstanding........             21,813             21,417           21,744          21,368
Weighted average common OP units outstanding......              7,305              7,305            7,305           7,305
Weighted average stock options outstanding using
       treasury method............................                164                200              175             146
                                                    ------------------ ------------------- ----------------- -----------------
Weighted average common shares and OP units for
  purposes of computing fully-diluted FFO per
  common share....................................             29,282             28,922           29,224          28,819
                                                    ================== =================== ================= =================

Diluted FFO per common share .....................    $          0.76    $          0.89     $       2.44   $        2.50
                                                    ================== =================== ================= =================
Computation of Funds Available for Distribution
     ("FAD") (2):

FFO allocable to common shareholders..............    $        22,289    $        25,813     $     71,185   $      71,970

Adjustments:
     Maintenance capital expenditures.............             (3,226)            (1,614)          (4,908)         (2,798)
     Tenant improvements..........................             (9,573)            (2,835)         (18,960)         (9,236)
     Lease commissions............................             (1,780)            (1,420)          (5,514)         (3,577)
     Straight-line rent...........................               (863)              (793)          (2,242)         (1,352)
     Stock based compensation expense.............                276                270              892             723
     In-place rents adjustment....................                 39                  -              117               -
     Impairment charge on properties held for sale                  -                  -                -           5,907
     Impact of application of EITF Topic D-42.....              2,872                  -            5,004               -
                                                    ------------------ ------------------- ----------------- -----------------
FAD...............................................    $        10,034    $        19,421     $     45,574   $      61,637
                                                    ================== =================== ================= =================

Distributions to common shareholders and unit
  holders                                             $         8,446    $         8,311     $     25,287   $      24,939
                                                    ================== =================== ================= =================
Distribution payout ratio.........................               84.2%              42.8%            55.5%           40.5%
                                                    ================== =================== ================= =================

(1)  Funds from  operations  ("FFO") is defined as net  income,  computed in  accordance  with  generally  accepted
     accounting  principles  ("GAAP"),  before  depreciation,   amortization,  minority  interest  in  income,  and
     extraordinary  items.  FFO is  presented  because  the  Company  considers  FFO to be a useful  measure of the operation  performance  of a REIT and when  compared  year over year,  reflects the impact to  operation  from trends in occupancy rates, rental rates, operating costs,  development activities,  general and administrative expenses and interest costs,  providing a perspective not immediately  apparent from net income.  FFO does not represent net income or cash flows from  operations as defined by GAAP.  FFO does not take into  consideration scheduled  principal  payments  on debt or  capital  improvements.  The  Company  believes  that in  order  to facilitate a clear  understanding of the Company's  operating  results,  FFO should be analyzed in conjunction with net income.  However,  FFO should not be viewed as a substitute  for net income as a measure of operating performance as it does not reflect  depreciation  and amortization  costs or the level of capital  expenditure and leasing costs  necessary to maintain the operating  performance  of the  Company's  properties,  which are significant  economic costs and could  materially  impact the Company's  results from  operations.  FFO may be used by investors to compare our performance  with other real estate  companies.  Other real estate  companies may use different  methods for calculating FFO and,  accordingly,  our FFO may not be comparable to other real estate companies.

(2)  Funds available for  distribution  ("FAD") is computed by deducting from  consolidated  FFO recurring  capital expenditures,  which the Company  defines as those  costs  incurred to  maintain  the  asset's  value,  tenant improvements,  capitalized leasing commissions,  and straight-line rent from FFO and adding impairment charges and stock  based  compensation  expense.  Like FFO,  the  Company  considers  FAD to be a useful  measure  for investors to evaluate  the  operations  and cash flows of a REIT.  FAD does not  represent  net income or cash flow from operations as defined by GAAP.